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                                                                   Exhibit 10.3


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made as of the 26th day of February, 1999, by and between ORIUS CORP., a Delaware corporation (the "Company"), and ROBERT GARRETT (the "Executive").

                                    RECITALS

         WHEREAS, Executive and North American Tel-Com Group, Inc., a Florida corporation ("North American"), are parties to that certain Employment Agreement, dated March 31, 1998;

         WHEREAS, on the date of this Agreement, North American will effect a corporate reorganization (the "Reorganization") pursuant to which North American will become an operating subsidiary of the Company;

         WHEREAS, in connection with the Reorganization, the Parties desire to terminate the existing Amended Employment Agreement between Executive and North American; and

         WHEREAS, in connection with the Reorganization, the Company, through its Board of Directors, desires to retain the services of Executive, and Executive desires to be retained by the Company, on the terms and conditions set forth in this Agreement.

                                   AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

2. TERM. The term of Executive's employment pursuant to this Agreement shall commence on the effective date hereof and shall terminate at the close of business on February 28, 2001 (the "Term") subject to earlier termination in accordance with the other terms and conditions set forth herein.

3. DUTIES. Executive shall serve as and have the title of Vice President of the Company. The Executive's principal place of employment shall be in West Palm Beach, Florida. Executive agrees to devote his full business time, energy, skills and best efforts to such employment while so employed. Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable determination of the Board of Directors, such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of the Board of





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Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity.

4. COMPENSATION.

                  (a) BASE COMPENSATION. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of $150,000 per year, payable in equal installments no less frequently than monthly, through the Term of this Agreement ("Base Compensation"). The Base Compensation specified in this Section 4(a) may be increased annually during the Term of this Agreement in the sole discretion of the Compensation Committee of the Board of Directors.

5. FRINGE BENEFITS.

                  (a) GENERALLY. Executive shall be eligible for fringe benefits pursuant to any insurance, pension or other employee fringe benefit plan approved by the Board of Directors that now or hereafter may be made available to employees of the Company and for which Executive will qualify according to his eligibility under the provisions thereof.

                  (b) HEALTH AND DISABILITY INSURANCE. Executive shall be entitled to participate in such health and disability insurance plans that the Company offers to other executive officers of the Company from time to time.

                  (c) VACATION, HOLIDAYS AND ILLNESS. During the Term of this Agreement, Executive shall be entitled to such number of days off for vacation, holidays, illness or any other purposes as currently provided to the Executive in accordance with the Company's past practice and custom.

6. EXPENSES. Except as otherwise agreed to herein, the Executive shall be reimbursed for all usual expenses incurred on behalf of the Company, in accordance with Company practices and procedures, provided that:

                  (a) Each such expenditure is of a nature deductible under
Section 162 of the Internal Revenue Code on the Federal income tax return of the Company as a business expense and not as deductible compensation to Executive; and

                  (b) Executive furnishes the Company with adequate documentary evidence required by the Code or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to Executive.

Executive agrees that, if at any time, any payment made to Executive by the Company as a business expense reimbursement shall be disallowed in whole as a deductible expense to the



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Company by the appropriate taxing authorities, Executive shall reimburse the
Company to the full extent of such disallowance.

7. TERMINATION. The term of Executive's employment under this Agreement may be terminated prior to expiration of the term provided in Section 2 hereof only in accordance with the following paragraphs.

                  (a) FOR CAUSE. This Agreement may be immediately terminated by the Company for Cause (as herein defined). For purposes of this Agreement, the term "Cause" shall mean the termination of the Executive by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

                           (i) a material breach by the Executive of any
provision of this Agreement, or the willful and continued failure of Executive substantially to perform his duties under his employment with the Company;

                           (ii) Executive's willful misconduct in connection
with the performance of his duties as an employee or officer of the Company;

                           (iii) performance by the Executive of any act of
fraud or material misrepresentation or a material act of misappropriation which results or is intended to result in Executive's personal enrichment at the expense of the Company;

                           (iv) conviction of the Executive of any crime which
constitutes a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities;

                           (v) the entry of a judgment or order enjoining or
preventing the Executive from such activities as are essential for the Executive to perform his services as required by this Agreement unless such judgment or order is the subject of an appeal or other proceedings to set it aside or modify it and such proceedings are timely filed and being pursued with due diligence; or

                           (vi) Executive has engaged in willful and deliberate
conduct or activities intended to materially damage the business of the Company, it being understood that neither conduct or activities pursuant to the Executive's exercise of his good faith business judgment nor unintentional physical damage to properties by the Executive shall be a ground for such a determination.

                  (b) MUTUAL. Executive's employment under this Agreement may be terminated upon mutual written agreement of the Company and the executive.

                  (c) DEATH. In the event of the death of Executive, this Agreement shall terminate immediately.



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                  (d) DISABILITY. If, during Executive's employment under this
Agreement, Executive shall become permanently disabled and unable to perform his duties as required herein ("Disability") for a consecutive period of one hundred eighty (180) days, then the Company many, upon thirty (30) days written notice to Executive, terminate Executive's employment under this Agreement.

8. DEATH AND DISABILITY. In the event of the termination of Executive's employment under this Agreement by reason of the Executive's death or Disability, the Company shall pay Executive (or his heirs and/or personal representatives), Base Compensation through a date which is one (1) year after the date of Death or the date of termination for Disability as provided in Paragraph 7(d), respectively.

9. SEVERANCE. In the event of the termination of Executive's employment under this Agreement for any reason other than Executive's death or Disability, the Company shall provide the payments and benefits to Executive as indicated below:

                           (a) WITH CAUSE OR VOLUNTARY TERMINATION BY
EXECUTIVE. If Executive is terminated for Cause (as defined in Section 7(a) of this Agreement), or if Executive voluntarily terminates his employment with the Company, the Company shall be obligated only to continue to pay to Executive his Base Compensation, if any, earned up to the date of termination and shall reimburse the Executive for any expenses to which the Executive is due reimbursement by the Company under Section 6 hereof. In addition, Company shall pay vested benefits, if any, owed to Executive under any plan provided for Executive under Paragraph 5 hereof in accordance with the terms of such plan as in effect on the date of termination of employment under this Paragraph 9(a).

                           (b) WITHOUT CAUSE. In the event that the Company
shall terminate the Executive without cause, the Company shall be obligated to continue to pay full compensation and benefits to the Executive through and including February 28, 2001 as if the Executive had not been so terminated.

10. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and of corporations with whom the Company does business, and that such information constitutes valuable, special and unique property of the Company and such other corporations. For the period of time which is the greater of (i) the fourth anniversary of the date hereof or (ii) one year after the Executive is no longer employed by the Company ("Confidentiality Period"), Executive agrees not to disclose or use any confidential information, including without limitation, information regarding research, developments, product designs or specifications, manufacturing processes, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company, it being understood that such confidential information does not include information that is publicly available unless such information became publicly available as a result of a breach of this Agreement. Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company,



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but held by Executive, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to it upon Executive's leaving the employ of the Company. Executive also agrees to execute such confidentiality agreements that the Board may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not materially more restrictive than the provisions of this Agreement.

11. NON-SOLICITATION. At all times during the term of this Agreement, and thereafter during his period of non-competition, Executive shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees, agents, consultants, customers or supplies of the Company to terminate their employment, or other relationship, with or compete against the Company or any future subsidiaries, parents or affiliates of the Company in the cable industry (the "Business").

12. NON-COMPETITION. Executive acknowledges that his services and responsibilities are unique in character and are of particular significance to the Company, that the Company engages in a competitive business with a national market and that Executive's continued and exclusive service to the Company under this Agreement is of a high degree of importance to the Company. Therefore, for the period of time which is the greater of (i) the fourth anniversary of the date hereof or (ii) one year after the Executive is no longer employed by the Company (the "Noncompete Period"), Executive shall not, directly or indirectly, engage in the Business, or in any other business which, at the time of Executive's termination, the Company is actively engaged in, except as an employee or agent of the Company, and shall not, directly or indirectly, as owner, partner, joint venturer, employee, broker, agent, corporate officer, principal, licensor, shareholder (unless as owner of no more than three percent (3%) of the issued and outstanding capital stock of such entity if such stock is publicly traded) or in any other capacity whatsoever, engage in or have any connection with any business which is competitive with the Business, and which operates anywhere in the United States where the Company is doing or has done business within the prior three (3) years. In the event Executive is terminated by the Company without Cause prior to the expiration of the term of this Agreement, the Noncompete Period shall be modified such that it expires on the date of such involuntary termination.

13. RESTRICTIVE COVENANTS.

                  (a) If, in any judicial proceedings, a court shall refuse to enforce any of the covenants included in Paragraphs 10, 11, or 12 hereof, then such unenforceable covenant shall be amended to relate to such lesser period or geographical area as shall be enforceable. In the event the Company should bring any legal action or other proceeding against Executive for enforcement of this Agreement, the calculation of the Noncompete Period, if any, shall not include the period of time commencing with the filing of legal action or other proceeding to enforce this Agreement through the date of final judgment or final resolution including all appeals, if any, of such legal action or other proceeding unless the Company is receiving the practical benefits of this Paragraph 9 during such time.



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                  (b) Executive hereby acknowledges that the restrictions on his activity as contained in this Agreement are required for the Company's reasonable protection and is a material inducement to the Company to enter into this Agreement. Executive hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, the Company will be entitled to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. The prevailing party in any litigation brought to enforce the restrictive provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation.

                  (c) Notwithstanding anything to the contrary contained herein, in the event that Executive engages in any material conduct prohibited by Paragraphs 10, 11, or 12 hereof for any reason whatsoever, Executive shall not receive any of the severance benefits he otherwise would be entitled to receive pursuant to Paragraph 9 hereof.

14. REMEDIES. The Executive acknowledges that the Company would be irreparably injured by a violation of Paragraphs 10, 11 or 12 and agrees that the Company shall be entitled to an injunction restraining the Executive from any actual or threatened breach of Paragraphs 10, 11 or 12 any other appropriate remedy, without bond or other security being required. The Executive understands and acknowledges that his failure to provide services to the Company in accordance with the terms of this Agreement will result in financial injury to the Company, and the Company will be entitled to damages for any such failure arising from reasons entirely or partly within Executive's control.

15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

         IF TO THE EXECUTIVE: To the address set forth below his signature on the signature page hereof.

         IF TO THE COMPANY:
         ------------------

         Orius Corp.
         1401 Forum Way, Suite 400
         West Palm Beach, Florida 33401

16. REPURCHASE PROVISIONS

                  (a) Prior to a Qualified Public Offering (as that term is defined in that certain Stockholders' Agreement of the Company dated of even date herewith), in the event the Executive is either terminated for Cause (as defined in Section 7(a) of the Agreement) or resigns from employment with the Company ("Repurchase Termination"), all of the Executive's shares



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of common stock of the Company, whether held by Executive or transferred by
Executive to one or more transferees (collectively, the "Executive Stock") shall be subject to repurchase by the Company as set forth in this Paragraph 16 (the "Repurchase Option").

                  (b) Following any Repurchase Termination the Company shall have the right, but not the obligation, to purchase all, but not less than all of the Executive Stock for the following amounts: from March 1, 1999 through February 28, 2000, fifty percent (50%) of the book value of such securities; after March 1, 2000, the book value of such securities.

                  (c) The Board of Directors of the Company may elect to exercise the Repurchase Option by delivering written notice (the "Repurchase Notice") to the holder or holders of such stock within forty-five (45) days after the date of the Repurchase Termination. The Repurchase Notice will set forth the number of shares of the Executive Stock to be acquired from each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

                  (d) The closing of the purchase of the Executive Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than forty-five (45) days nor less than two (2) business days after the delivery of the Repurchase Notice. The Company shall pay for the Executive Stock to be purchased pursuant to the Repurchase Option by delivery of (i) a check or wire transfer of funds, (ii) a subordinated note or notes payable prior to the first anniversary of the closing of such purchase and bearing interest at a rate per annum equal to the prime rate of interest as announced by Citibank, N.A., or
(iii) both (i) and (ii), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds unless prohibited by law or by its lenders (in writing). Any notes issued by the Company pursuant to this Paragraph 16(d) shall be subject to any restrictive covenants to which the Company is subject at the time of such purchase. The Company shall be entitled to receive customary representations and warranties as to title from the sellers regarding such sale and to require all sellers' signatures be guaranteed. The Company may elect to assign its right to purchase to the stockholders of the Company (which rights to purchase shall be distributed pro rata to all stockholders (other than the Executive), based upon the number of votes held by such stockholders). In the event the Company elects to assign its rights to the other stockholders of the Company (other than the Executive) such other stockholders shall have the same right as the Company to purchase stock pursuant to the Repurchase Notice.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of the Executive Stock by the Company hereunder shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its direct and indirect subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of the Executive Stock hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, but in any event within 180 days of the Repurchase Termination.



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                  (f) Notwithstanding anything to the contrary contained in
this Agreement, the Company's right to repurchase the Executive Stock shall terminate upon the consummation of a Qualified Public Offering.

17. ENTIRE AGREEMENT; MODIFICATION.

                  (a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

                  (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

18. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties. Neither party may assign his or its rights or obligations under this Agreement without the prior written consent of the other party.

19. TERMINATION. All of the provisions of this Agreement shall terminate after the expiration of the Term of this Agreement, except that (i) Paragraphs 10 and 11 shall only terminate upon the expiration of the Confidentiality Period (ii) Paragraph 12 (except as set forth in the last sentence thereof) shall only terminate upon the expiration of the Noncompete Period and (iii) Paragraph 16 shall only terminate upon a Qualified Public Offering.

20. MISCELLANEOUS.

                  (a) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (b) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

                  (c) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested or by overnight delivery service against receipt or by overnight delivery service against receipt.

                  (e) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this



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Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

                  (f) The prevailing party in any litigation brought to enforce the provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation.

                  (g) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.


                                        COMPANY:

                                        NORTH AMERICAN TEL-COM GROUP, INC.



                                        By:
                                           ------------------------------------
                                        Its:


                                        EXECUTIVE:



                                        ---------------------------------------
                                        Robert Garrett

                                        Address:
                                        817 Pink Camelia Court
                                        Apopka, Florida 32712





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